EXHIBIT 10.14


                                                                March 11, 2003



                          MEMORANDUM OF UNDERSTANDING

          1. The Coca-Cola Company, a corporation organized and existing under the laws of the State of Delaware, United States of America, with principal offices at One Coca-Cola Plaza, NW., in the City of Atlanta, State of Georgia, U.S.A. (the "Buyer"), and Panamerican Beverages, SA de CV, a corporation organized and existing under the laws of the Republic of Mexico, with tax residence in Switzerland and an office at Bahnhofstrasse 21,6300 Zug, Switzerland (the "Seller"), have agreed that the Buyer will have an option to enter into an agreement with the Seller to buy, on or about March or April 2013, certain trademarks and rights related to the "Risco" trademarks (the "Trademarks"), owned and registered by the Seller, to prepare, market, sell and distribute a bottled water under the "Risco" trademark in the Republic of Mexico (the "Proposed Transaction"). This Memorandum of Understanding ("MOU") sets forth the mutual intentions of the parties hereto with respect to the Proposed Transaction.

          2. Subject to paragraph 3 hereof, it is understood by the parties that:

               A. As of March or April 2013, Seller will be the sole and exclusive owner of the Trademarks necessary to prepare, market, sell and distribute bottled water under the "Risco" trademark in the Republic of Mexico.

               B. As consideration for the Seller's covenant to sell the Trademarks to Buyer, Buyer shall have the option to pay to the Seller, in Switzerland, the fair market value ("FMV"), on or about March or April 2013, of the Trademarks, as determined by an independent third party designated by the Buyer and qualified to perform such valuations. The FMV determined by such third party shall be binding on the Seller.

                    In the event that the parties hereto fail to enter into mutually satisfactory written agreements consummating the Proposed Transaction (the "Sale Agreement"), the Seller shall not sell or cause the sale, exploitation or use of the Trademarks by itself or any third party.

          3. Following the execution and delivery of this MOU, Seller agrees and covenants not to sell, encumber, assign, license or otherwise exploit in anyway the Trademarks during the period from January 1, 2006 to December 31, 2012, in light of the parties' intent to negotiate with each other, some time in January 2013, in good faith with the goal of executing a mutually satisfactory Sale Agreement.

          4. Buyer and Seller hereby acknowledge and agree that the existence and terms and conditions of this MOU are strictly confidential. Therefore, each of the parties agrees that it, any of its directors, officers, employees, advisors or representatives, any of its subsidiaries or affiliates and any of their directors, officers, employees, advisors or representatives shall not:


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               (a) disclose to any person (other than the party's, its
               subsidiaries' or affiliates' directors, officers, employees, advisors or representatives, on a need-to-know basis), or

               (b) issue any press release or otherwise make any public statement with respect to the existence or contents of the MOU or the status of any negotiations between the parties concerning the Proposed Transaction.

          5. This MOU and the rights and obligations of the parties hereunder are not assignable in whole or in part by any party hereto without the express prior written consent of the other party, and any such purported assignment shall be null and void and of no force or effect.

          6. Each of the parties hereto agrees that it shall pay its own expenses incurred in connection with the negotiation and preparation of this MOU, the Sale Agreement, the Proposed Transaction and any other transactions contemplated hereby (whether or not such agreements are executed or such transactions are consummated).

          7. This MOU shall be governed by and construed in accordance with the laws of the State of New York.

          8. This MOU may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.

IN WITNESS WHEREOF, the parties have duly executed this Memorandum of Understanding as of the date first written above.


                                   PANAMERICAN BEVERAGES, SA de CV

                                      By: /s/ Rudolf Burch
                                         --------------------------------------
                                         Name:  RUDOLF BURCH
                                         Title: Officer


                                   THE COCA-COLA COMPANY

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title: